UNSECURED NOTE NO.1

$86,346,000.00                                            Atlanta, Georgia
                                                          August 13, 1997
                                                          PPN 36241# AA7

FOR VALUE RECEIVED, the undersigned, GABLES REALTY LIMITED PARTNERSHIP, a Delaware limited partnership (herein, together with its successors and assigns, "GRLP"), and GABLES - TENNESSEE PROPERTIES, a Tennessee general partnership (herein, together with its successors and assigns, "GTP," and collectively with GRLP, "Maker"), each having an address at 2859 Paces Ferry Road, Suite 1450, Atlanta, Georgia 30339, jointly and severally promise to pay to the order of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA (herein, together with its successors and assigns, "Holder") during regular business hours at its offices at 730 Third Avenue, New York, New York 10017, or at such other place as may be designated from time to time in writing by Holder, the principal sum of EIGHTY-SIX MILLION THREE HUNDRED FORTY-SIX THOUSAND AND NO/1OO DOLLARS ($86,346,000.00), together with interest at the rate of 8.30% per annum thereon or on so much thereof as is from time to time outstanding and unpaid (the "Coupon Interest Rate"), in the manner hereinafter more specifically set forth, in lawful money of the United States of America which will at that time be deemed to be legal tender in payment of all debts and dues, public and private, such principal and interest to be paid in installments as follows:

1. Accrued and unpaid interest only on the unpaid principal balance at the Coupon Interest Rate shall be due and payable on the first day of each month after the date hereof to and including January 1, 1998.

2. Principal and accrued interest in the amount of $651,725.22 shall be due and payable on February 1, 1998, and on the first day of each month thereafter to and including December 1, 2002.

3. On December 31, 2002 (the "Maturity Date"), the entire unpaid principal balance together with accrued and unpaid interest and all other sums due hereunder and under the Conversion and Note Agreement (as hereinafter defined) shall be due and payable.

Maker acknowledges that the monthly installments of principal and interest provided in Paragraph 2 above will not fully repay the principal of this Note and that a balloon payment of the entire unpaid principal balance, together with accrued and unpaid interest thereon, will be due on the Maturity Date. Holder has made no agreement to make financing available to Maker in connection with such balloon payment.

The indebtedness evidenced by this Note may not be prepaid, in whole or in part, except on the terms and conditions and in the amounts and with the premiums, if any, set forth in the Conversion and Note Agreement.

This Note is one of two Unsecured Notes of the Maker in the aggregate principal amount of $116,027,000.00 issued under and pursuant to the Conversion and Note Agreement dated as of December 29, 1995, as amended (the "Conversion and Note Agreement") and entered into by GRLP, GTP, Gables Residential Trust, a Maryland real estate investment trust (the "Company"), and Holder, and the holder of this
Note is entitled to all the benefits provided for thereby or referred to therein, to which Conversion and Note Agreement reference is hereby made for the statement thereof.

Upon the occurrence of an Event of Default (as defined in the Conversion and Note Agreement), the entire principal balance of this Note together with accrued interest and all other sums due under the Conversion and Note Agreement will become or may be declared to be immediately due and payable, without any notice or demand whatsoever, notice of exercise of such option being waived by Maker.

Holder's failure to exercise its option to accelerate will not constitute a waiver of the right to exercise such option at a later date (provided the Event of Default continues) or upon the occurrence of a subsequent Event of Default.

Maker hereby waives and renounces for itself, and all its successors and assigns, all right to the benefit of any moratorium, reinstatement, forbearance, stay and extension now provided, or which hereafter may be provided, by the Constitution and laws of the United States of America and of any state thereof, as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

In the event of an Event of Default under the Conversion and Note Agreement and upon acceleration of the entire indebtedness evidenced hereby, interest will accrue thereafter on the unpaid principal balance of this Note at the rate of five percent (5%) per annum plus the Coupon Interest Rate.

In addition to the foregoing, if Maker shall fail to timely make any payment of interest or principal beyond any grace period provided in the Conversion and Note Agreement, time being of the essence, including payments due on maturity, then a late charge by way of damages will be immediately due and payable. Maker recognizes that a default by Maker in making the payments under this Note and under the Conversion and Note Agreement on or before the due date thereof will result in Holder incurring additional expense in servicing the loan evidenced by this Note and the other Unsecured Note outstanding under the Conversion and Note Agreement, in a loss to Holder of the use of the money due and in frustration to Holder in meeting its loan commitments. Maker agrees that if, for any reason, Maker fails to pay the amounts due under this Note or under the Conversion and Note Agreement on or before the due date thereof and such failure continues beyond any such grace period, Holder will be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to five cents ($.05) for each dollar ($1.00) of each payment which becomes and remains delinquent is a reasonable estimate of the damages to Holder, which sum Maker agrees to pay on demand.

If any suit or action is instituted to collect this Note or any part thereof, or if it is placed in the hands of an attorney for collection, Maker promises and agrees to pay reasonable attorneys' fees, court costs and fees of Holder or any agent of Holder.

Maker and all endorsers or guarantors hereof and all others who may become liable for all or any part of this obligation agree hereby to be jointly and severally bound, and they jointly and severally waive and renounce, to the extent permitted by law, demand, protest, notice of nonpayment (other than for such notices as are expressly set forth in the Conversion and Note Agreement) and any and all lack of diligence or delays in collection or enforcement thereof, and expressly consent to any extension of time, release of any party liable for this obligation, or any other indulgence or forbearance whatsoever. Any such extension, release, indulgence or forbearance may be made without notice to such party and without in any way affecting the liability of such party.

Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of non-payment, and all other notices not expressly provided for herein or in the Conversion and Note Agreement, are hereby waived by Maker.

No failure to accelerate the debt evidenced hereby by reason of an Event of Default, acceptance of a past due installment, or indulgence granted from time to time will be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or of any other right granted hereunder by the laws of the State of Georgia. Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, will operate to release, discharge, modify, change or affect the original liability, if any, of Maker under this Note, either in whole or in part. This Note may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Notwithstanding any provision herein or in the Conversion and Note Agreement to the contrary, it is not the intention of Holder to charge or collect, nor shall there at any time be charged or become due and payable hereunder, any interest (whether based on the Coupon Interest Rate or otherwise) which would result in a rate of interest being charged which is in excess of the maximum rate, if any, now permitted by law for this transaction to be charged; and in the event that any sum in excess of the maximum rate of interest is paid or charged, the same shall be deemed to have been a prepayment of principal (which prepayment shall be permitted, and be without Prepayment Premium or penalty) when paid, and all payments made thereafter shall be appropriately applied to interest and principal to give such effect to the maximum rate permitted by law, and after such application, any excess payment shall be immediately refunded to Maker.

If during the term of this Note the maximum rate of interest, if any, now permitted by law for this transaction to be charged should be increased, then for so long as such increase is in effect, the applicable maximum rate permitted to be charged as referred to in the paragraph immediately preceding will be deemed to be such increased rate. If such maximum rate of interest, if any, now permitted by law to be charged for this transaction should be deleted so that there would be no such maximum rate, then for purposes of this Note there will thereafter be no maximum rate limiting the amount that can be charged.

This Note is intended as a contract under, and will be construed and enforced in accordance with, the laws of the State of Georgia or the laws of the United States of America, when and where applicable (including, without limitation, any federal usury ceiling or other federal law preempting state usury laws, which law, from time to time, may be applicable to the indebtedness evidenced hereby), as Holder may elect.

As used herein, the terms "Maker" and "Holder" will be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action by the parties or by the operation of law.

Any and all notices, demands or requests provided for or permitted to be given pursuant to this Note will be given in the manner described in Section 7.02 of the Conversion and Note Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Note as of the date first above written.


                            MAKER:

                            GABLES REALTY LIMITED PARTNERSHIP, a
                            Delaware limited partnership

                                     By:   Gables GP, Inc., a Texas corporation,
                                           its sole general partner

                                                By:    /s/ Marvin R. Banks, Jr.
                                                    ----------------------------
                                                Name:  Marvin R. Banks, Jr.
                                                    ----------------------------
                                                Title:     Vice President
                                                    ----------------------------


                            GABLES - TENNESSEE PROPERTIES, a
                            Tennessee general partnership

                                     By:   Gables GP, Inc., a Texas corporation,
                                           a general partner

                                              By:      /s/  Marvin R. Banks, Jr
                                                    ----------------------------
                                              Name:    Marvin R. Banks, Jr.
                                                    ----------------------------
                                              Title:    Vice President
                                                    ----------------------------